INVESTOR & PUBLIC RELATIONS CONSULTING AGREEMENT

This AGREEMENT made this 18th day of April, 2007 by and between SHEERVISION, INC. (hereinafter "Client") and MARK TAGGATZ, President of Wall Street Marketing Group, Inc. (hereinafter "Consultant/Advisor").

WITNESSETH

In consideration of the mutual promises hereinafter made by each to the other, Client and Advisor/Consultant agree as follows:

1. CONTRACT SERVICES

Client hereby retains Advisor/Consultant to represent, advise, counsel, and assist Client in corporate development, investor and public relations, public appearances, and the marketing of the Client. Advisor/Consultant shall render Advisor/Consultant's services in a timely and professional manner, in accordance with best industry practices and the instructions and suggestions as made by Company from time to time.

Client additionally hereby retains Advisor/Consultant to disseminate information from Client to financial professionals and licensed members of the securities industry, private money managers, the media, and individual investors.

Services performed by Advisor/Consultant do not relate to NASD activities or financing.

2. COMPENSATION FOR SERVICES

Client agrees to cause Suzanne Lewsadder and Jeffery Lewsadder to transfer at par value to Advisor/Consultant an aggregate of three hundred and six thousand (306,000) shares of restricted common stock of Client, par value $0.001 per share. During the term of this Agreement, Client also agrees to pay Advisor/Consultant five thousand dollars per month.

3. PAYMENT OF ADVISOR/CONSULTANT'S FEE

Advisor/Consultant shall receive all restricted shares upon signing of this agreement. Client will pay Advisor/Consultant the five thousand dollars monthly fee on the 5th of each month during the term of this Agreement.

4. DISCLAIMER OF LIABILITY

Advisor/Consultant makes no guarantees to any results including but not limited to trading activity, volume, or stock price.

5. NOTICES

All notices hereunder shall be effective if sent by certified mail, postage prepaid to the following addresses.

If to the Advisor/Consultant:
Mark Taggatz
Wall Street Marketing Group, Inc.

PO Box 580943
North Palm Springs, CA 92258

If to Client:
SheerVision, Inc.

4030 Palos Verdes Dr. N.
Suite 104
Rolling Hills, CA 90274

6. ENTIRE AGREEMENT

This Agreement, sets forth the entire agreement between the parties hereto and cannot be amended, modified or changed orally. Client acknowledges that the Board of Directors of SheerVision, Inc. has passed a resolution authorizing this contract.

7. FILING

This contract is signed in duplicate.  Advisor/Consultant  agrees to deliver one
(1) copy to the Client within five (5) days of its execution by fax or mail; and retain one (1) copy for their files.

8. TERM

The term of this Agreement is for 12 months and shall begin on the date hereof and shall continue until April 18, 2008. The Company may terminate this Agreement at any time without cause, which termination shall be effective immediately, without liability or continuing obligation except for any earned but unpaid fees payable pursuant to Section 2.

9. LAW

This agreement is governed and construed under the laws of the state of California and any action brought by either party to enforce or interpret this agreement shall be brought in an appropriate court in the state of California. Both parties agree that any suit decided by the courts of California will result in the prevailing party's legal fees being paid.

10. REPRESENTATIONS

Advisor/Consultant   hereby   represents,   warrants  and  covenants  that:  (i)
Advisor/Consultant will not disparage the Company, its subsidiaries or affiliates or their respective products, services, directors, officers or employees; (ii) directly or indirectly make or cause to be made any oral or written statement which, or is reasonably likely to be detrimental in any material respect to the business, operations, activities or reputation of the Company or any of its subsidiaries or affiliates or their respective directors, officers, or employees; (iii) the securities being acquired by the Advisor/Consultant hereunder are being acquired for the Advisor/Consultant's own account and not with the view to, or for resale in connection with, any distribution in violation of applicable securities laws; (iv) the Advisor/Consultant is an accredited investor as defined under Regulation D of the Securities Act of 1933 ("Securities Act"), as amended and Advisor/Consultant acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or any state or foreign securities or "blue sky" laws; (v) the Advisor/Consultant may not sell or otherwise dispose of the securities being acquired hereunder except pursuant to either an effective registration statement under the Securities Act and in compliance with applicable state securities laws, or pursuant to exemptions from the registration provisions of the Securities Act and applicable state securities laws; (vi) all services provided hereunder will be performed by Advisor/Consultant in accordance with all applicable laws and regulations, including without limitation, all securities laws and regulations; and (vii) Advisor/Consultant is not subject to any obligations or disability which will or might prevent Advisor/Consultant from or interfering with the performance of services hereunder.

Advisor/Consultant hereby indemnifies and holds Company and its successors and assigns, and each of its and their respective directors, officers, employees, stockholders and representatives (collectively, the "INDEMNITEES") harmless against all loss, cost, claim, damage, tax, assessment, liability or expense (including reasonable attorneys' and accountant's fees, costs of suit and costs of appeal) incurred by any Indemnitee in connection with or arising out of any breach of any representation, warranty, covenant or agreement made by Advisor/Consultant.

11. CONFIDENTIALITY; WORK PRODUCT

Advisor/Consultant will not at any time during or after the term of this Agreement divulge, furnish or make accessible to anyone any knowledge or information with respect to confidential or secret aspects of the Company's business including, without limitation, customer or potential customer lists, intellectual property, business plans, financial statements, suppliers, acquisition opportunities and strategic relationships ("Confidential Information"). Any information, which (i) at or prior to the time of disclosure by Advisor/Consultant was generally available to the public through no breach of this covenant, (ii) was available to the public on a nonconfidential basis prior to its disclosure by Advisor/Consulant or (iii) is subsequently lawfully obtained by Advisor/Consultant from a third party or parties, shall not be deemed Confidential Information for purposes hereof, and the undertaking in this covenant with respect to Confidential Information shall not apply hereto.

Advisor/Consultant agrees that the Company will be the sole owner of any and all of works made or conceived or reduced to practice by Advisor/Consultant made on behalf of the Company during the term of this Agreement including, without limitation, all intellectual property rights and Advisor/Consultant hereby irrevocably assigns to the Company all right, title and interest in such works.

12. INDEPENDENT CONTRACTOR

The Advisor/Consultant is an independent contractor with respect to the services hereunder and is not an employee or agent of the Company, and the Company shall not be liable for or bound by, contractually or otherwise, any representation, act or omission of the Advisor/Consultant in connection with the services hereunder. The Advisor/Consultant agrees not to take any action which leads, or could reasonably be expected to lead, a third party to believe that the Advisor/Consultant has the power or authority to bind or otherwise obligate the Company.

IN WITNESS WHEREOF, the parties hereto have hereunder signed their names as hereinafter set forth.

                                         SheerVision, Inc.


By: /s/ MARK TAGGATZ                     By: /s/ SUZANNE LEWSADDER
    -----------------------------            -----------------------------------
Mark Taggatz - Advisor/Consultant            Suzanne Lewsadder - President / CEO
Wall Street Marketing Group, Inc.



4/18/07                                  4/18/07
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(Date)                                               (Date)